Exhibit 99.1
Wheels Up Announces Record Revenue Growth of 113% for Second Quarter 2021
Accelerating Customer Demand and Focus on Strategic Initiatives Drive Strong Performance

NEW YORK – August 12, 2021 – Wheels Up (NYSE: UP) today announced financial results for the second quarter, which ended June 30, 2021.
Second Quarter 2021 Highlights
•Revenue increased 113% year-over-year to $285.6 million
•Active Members grew 47% year-over-year to 10,515 in total
•Live Flight Legs increased 146% year-over-year to 18,234 in total
•Net loss increased by $1.6 million year-over-year to $(29.0) million
•Adjusted EBITDA improved by $7.6 million year-over-year to $(8.5) million
"The accelerating growth in our revenue is a great way to mark our first reported results as a public company and creates a solid foundation to build upon," said Kenny Dichter, Wheels Up Chairman & CEO. "Our iconic brand, combined with our compelling membership model and exclusive partnerships and experiences, have uniquely positioned us to gain market share during this time of robust demand. As always, I want to recognize our hardworking team for their tireless efforts and thank our loyal Members and Customers for their trust in us."
"The demand in the first half of the year has increased across all cabin classes and our diverse fleet of aircraft is contributing to our success in attracting new Members, retaining existing Members and driving an increase in live flight legs," said Eric Jacobs, Wheels Up Chief Financial Officer. "Our strategic initiatives are resonating with Members and Customers, and we believe that our investments in operations, technology, product development and customer service will help ensure a premium experience and drive future operating efficiencies."
Building a Marketplace
The Company is focused on building the leading demand generation platform for private aviation and connecting travel demand with fragmented and underutilized assets while continuing to improve customer experience. The increase in both demand and supply drives more liquidity in the marketplace.
Demand Initiatives
•Partnered with American Express as the exclusive private jet partner for the new American Express Premium Private Jet Program for all Platinum® Card Members.
•Launched "UP for Business", a new customizable solution established within Wheels Up to meet the travel needs of corporate clients.
•Added iconic luxury brands to the robust Member Benefits platform including Porsche Cars North America and Abercrombie & Kent, the world's leading luxury travel company.
Supply Initiatives
•Continued to build on the Company’s technology capabilities with the conversion of Wheels Up's Mountain Aviation, LLC fleet onto the Avianis Flight Management System in June, providing the ability to better optimize supply.

•Improved forecasting capabilities powered by machine learning, which facilitates the Company's ability to make short- and long-term commitments to secure supply.
•Increased partnerships with third-party operators through Guaranteed Rate Programs (GRPs) to secure additional supply.
Other Recent Highlights
•Completed merger with Aspirational Consumer Lifestyle Corp. on July 13, 2021, with shares commencing trading on the New York Stock Exchange on July 14th under the "UP" ticker symbol.
•Continued to focus on diversity, equity and inclusion with C200, the preeminent organization of women business leaders representing $1.4 trillion in combined revenue, by hosting a unique Porsche driving experience event, and announced a partnership with the NFL Players Association and participating in its Community MVP program.
Financial and Operating Highlights
The historical financial information in this press release relates to Wheels Up Partners Holdings LLC's operations prior to the business combination. Going forward, financial results will be presented on a combined company basis.

	As of June 30,
	2021	2020	% Change
Active Members(1)	10,515	7,172	47%

	Three Months Ended June 30, 2021
(in thousands, except percentages, Active Users, Live Flight Legs and Revenue per Live Flight Leg)	2021	2020	% Change
Active Users(1)	11,281	8,890	27%
Live Flight Legs(1)	18,234	7,404	146%
Revenue per Live Flight Leg	$11,663	$11,299	3%
Revenue	$285,580	$134,331	113%
Net loss	$(28,954)	$(27,366)	(6)%
Adjusted EBITDA(1)	$(8,479)	$(16,031)	47%

	Six Months Ended June 30, 2021
(in thousands, except percentages)	2021	2020	% Change
Revenue	$547,237	$290,427	88%
Net loss	$(61,167)	$(71,837)	15%
Adjusted EBITDA(1)	$(17,141)	$(33,085)	48%
(1) For information regarding Wheels Up's use and definition of this measure see “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
For the second quarter:
•Active Members grew 47% year-over-year to 10,515 driven by strong new member additions and Core membership retention as well as continued success converting legacy Wheels Up Private Jets LLC Jet Card holders into Wheels Up Members.
•Active Users grew 27% to 11,281 year-over-year primarily driven by the growth in Active Members.
•Live Flight Legs increased by 146% year-over-year to 18,234 with strong flight demand across all cabin classes driven by the growth in Active Members and Active Users and the impact of COVID-19 on 2020 results. The acquisitions of Mountain Aviation, LLC and Wheels Up Private Jets LLC also contributed to the growth.
•Revenue per Live Flight Leg increased 3% year-over-year to $11,663 as a result of a higher mix of larger cabin flying and partially offset by a decrease in average flight stage length.
•Revenue increased 113% year-over-year driven by strong flight demand, the impact of COVID-19 on 2020 results and recent acquisitions.
•Adjusted EBITDA of $(8.5) million, improving $7.6 million year-over-year, due to operating leverage of the business.

Webcast and Conference Call Information
A conference call with management will be held today at 8:30 am ET. To access a live webcast of the conference call and supporting presentation materials, please click on the Wheels Up investor site (www.wheelsup.com/investors). To participate by phone, please dial 844-200-6205 (Toll Free) or 44-208-0682-558 (Toll/International) using the access code 077326. Participants are asked to dial in 15 minutes early to ensure a timely connection. This earnings press release and any supporting materials will be available on the Company's investor relations website. We also provide announcements regarding the Company's financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on the investor relations website.
About Wheels Up
Wheels Up Experience Inc. (Wheels Up), a leading demand generator in private aviation, offers a total private aviation solution that includes world-class safety, service, and flexibility through on-demand flights, membership programs, corporate solutions, aircraft management, whole aircraft sales, and commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up, which was founded and is led by renowned entrepreneur Kenny Dichter, is uniquely positioned to offer its Customers and Members access to over 1,500 safety-vetted and verified aircraft.
Through the Wheels Up App anyone can search, book, and fly. Wheels Up Connect, Core, and Business memberships provide enhancements such as flight sharing, empty-leg Hot Flights, Shuttle Flights, Shared Flights, signature Wheels Down events, and exclusive member benefits from preeminent lifestyle brands. The Company's ongoing Wheels Up Cares program aligns with philanthropic organizations and initiatives that affect and matter to the Company and its customers, members, stakeholders, families, and friends. The Wheels Up Cares fleet is comprised of five custom painted Beechcraft King Air 350i aircraft; each plane serves as a flying symbol for a specific cause.
All Wheels Up flights are operated by the Company's DOT/FAA-authorized air carrier subsidiaries (Wheels Up Private Jets LLC, Gama Aviation LLC, Mountain Aviation LLC, Sterling Aviation LLC, and TWC Aviation LLC) or by an approved vendor air carrier that has undergone a comprehensive safety assessment.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Wheels Up’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets, (ii) the degree of market acceptance and adoption of Wheels Up’s products and services, (iii) Wheels Up’s ability to develop innovative products and services and compete with other companies engaged in the private aviation industry and (iv) Wheels Up’s ability to attract and retain customers. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Wheels Up’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”) by Wheels Up on August 3, 2021, and other documents filed by Wheels Up from time to time with the SEC. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Wheels Up undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. We do not give any assurance that Wheels Up will achieve its expectations.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as Adjusted EBITDA, Contribution, and Contribution Margin. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP financial measures to their most directly comparable GAAP counterparts are included in the “Reconciliations of Non-GAAP Financial Measures” section herein to this earnings press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included at the end of this earnings press release.
Contacts
Investors:
ir@wheelsup.com
Media:
Kivvit
+1 (917) 881-9662

WHEELS UP PARTNERS HOLDINGS LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$160,646	$312,799
Accounts receivable, net	61,940	50,397
Other receivables	10,296	8,205
Parts and supplies inventories, net	8,106	5,320
Deferred offering costs	6,404	—
Prepaid expenses and other	22,698	18,801
Total current assets	270,090	395,522
Property and equipment, net	316,662	323,090
Operating lease right-of-use assets	117,277	64,479
Goodwill	437,376	400,160
Intangible assets, net	155,417	163,710
Restricted cash	12,077	12,077
Employee loans receivable, net	—	102
Other non-current assets	898	849
Total assets	$1,309,797	$1,359,989
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$59,566	$62,678
Accounts payable	44,647	20,920
Accrued expenses	90,674	71,381
Deferred revenue, current	565,732	651,096
Operating lease liabilities, current	32,388	15,858
Intangible liabilities, current	2,000	2,000
Other current liabilities	15,471	15,980
Total current liabilities	810,478	839,913
Long-term debt	122,891	148,411
Deferred revenue, non-current	1,967	1,982
Operating lease liabilities, non-current	90,238	56,358
Intangible liabilities, non-current	15,083	16,083
Other non-current liabilities	3,546	3,415
Total liabilities	1,044,203	1,066,162
Commitments and contingencies
Members’ equity:
Class A preferred interests (73,723,250 interests issued and outstanding as of 2021 and 2020)	—	—
Class B preferred interests (34,023,527 interests issued and outstanding as of 2021 and 2020)	—	—
Class C preferred interests (37,642,050 interests issued and outstanding as of 2021 and 2020)	—	—
Class D preferred interests (36,909,359 interests issued and outstanding as of 2021 and 2020)	—	—
Class E preferred interests (112,949,305 interests issued and outstanding as of 2021 and 2020)	340,400	401,567
Common interests (71,882,729 and 63,262,039 interests issued and outstanding as of 2021 and 2020)	39,131	8,959
Common restricted interests	—	—
Common profits interests	9,442	8,957
Common stock options	6,752	4,475
Accumulated deficit	(130,131)	(130,131)
Total members’ equity	265,594	293,827
Total liabilities and members’ equity	$1,309,797	$1,359,989

WHEELS UP PARTNERS HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$285,580	$134,331	$547,237	$290,427

Costs and expenses:
Cost of revenue	255,188	127,336	489,695	275,294
Technology and development	8,025	4,449	15,049	9,301
Sales and marketing	17,895	11,587	33,689	25,238
General and administrative	15,786	10,277	33,955	24,196
Depreciation and amortization	13,482	15,273	27,313	29,467
Cares Act grant	—	(13,277)	—	(13,277)
Total costs and expenses	310,376	155,645	599,701	350,219

Loss from operations	(24,796)	(21,314)	(52,464)	(59,792)

Other income (expense):
Interest income	6	50	18	467
Interest expense	(4,164)	(6,102)	(8,721)	(12,512)
Total other expense	(4,158)	(6,052)	(8,703)	(12,045)

Net loss	$(28,954)	$(27,366)	$(61,167)	$(71,837)

WHEELS UP PARTNERS HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(61,167)	$(71,837)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,313	29,467
Amortization of deferred financing costs and debt discount	618	856
Equity-based compensation	2,762	1,356
Provision for expected credit losses	498	17
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,461)	27,307
Other receivables	(2,091)	3,822
Parts and supplies inventories	(2,114)	595
Prepaid expenses and other	(265)	(276)
Other non-current assets	(49)	814
Operating lease liabilities, net	(504)	(378)
Accounts payable	14,158	(4,547)
Accrued expenses	(7,275)	(6,693)
Other current liabilities	(508)	(600)
Other non-current liabilities	132	882
Deferred revenue	(88,958)	9,852
Net cash used in operating activities	(118,911)	(9,363)

INVESTING ACTIVITIES:
Purchases of property and equipment	(4,780)	(3,174)
Acquisition of businesses, net of cash acquired	7,844	98,142
Capitalized software development costs	(5,732)	(3,045)
Net cash (used in) provided by investing activities	(2,668)	91,923

FINANCING ACTIVITIES:
Proceeds from long-term debt	—	755
Repayments of long-term debt	(29,250)	(20,247)
Deferred offering costs	(1,426)	—
Loans to employees	102	(45)
Net cash used in financing activities	(30,574)	(19,537)

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(152,153)	63,023
CASH, CASH EQUIVALENTS AND RESTRICTED CASH BEGINNING OF PERIOD	324,876	96,440
CASH, CASH EQUIVALENTS AND RESTRICTED CASH END OF PERIOD	$172,723	$159,463
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration issued for business acquisition of Delta Private Jets LLC	$—	$427,007
Non-cash consideration issued for business acquisition of Gama Aviation LLC	$—	$32,638
Non-cash consideration issued for business acquisition of Mountain Aviation, LLC	$30,172	$—

Definitions of Key Operating Metrics and Non-GAAP Financial Measures
We report certain key financial measures that are not required by, or presented in accordance with, GAAP.
These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP. We believe that these non-GAAP financial measures of financial results provide useful supplemental information to investors, about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies.
Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of Connect, Core, and Business membership accounts that generated membership revenue in a given period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members and legacy WUPJ jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in a given period and excluding wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating flight legs in a given period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs are a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Definitions of Non-GAAP Financial Measures
Adjusted EBITDA. We calculate Adjusted EBITDA as net loss adjusted for (i) interest income (expense), (ii) depreciation and amortization, (iii) equity-based compensation expense, (iv) acquisition and integration related expenses, (v) public company readiness related expenses and (vi) other items not indicative of our ongoing operating performance, including the CARES Act grant and COVID-19 response initiatives for 2020.
We include Adjusted EBITDA because it is a supplemental measure used by our management team for assessing operating performance. Adjusted EBITDA is used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions. In addition, Adjusted EBITDA provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and variable amounts.
Contribution and Contribution Margin. We define Contribution as revenue less cost of revenue. Contribution Margin is calculated by dividing contribution by total revenue.
We include Contribution and Contribution Margin as supplemental measures for assessing operating performance. Contribution and Contribution Margin are used to understand our ability to achieve profitability over time through scale and leveraging costs. In addition, Contribution and Contribution Margin provides useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(28,954)	$(27,366)	$(61,167)	$(71,837)
Add back (deduct)
Interest expense	4,164	6,102	8,721	12,512
Interest income	(6)	(50)	(18)	(467)
Depreciation and amortization	13,482	15,273	27,313	29,467
Equity-based compensation expense	1,349	772	2,762	1,356
Public company readiness expense	370	44	843	202
Acquisition and integration expense	1,116	1,127	4,374	7,318
CARES Act grant	—	(13,277)	—	(13,277)
COVID-19 response initiatives	—	450	—	450
Corporate headquarters relocation expense	—	894	31	1,191
Adjusted EBITDA	$(8,479)	$(16,031)	$(17,141)	$(33,085)
The following tables reconcile Adjusted EBITDA to net loss, including the impact of reconciled items on individual income statement expense classifications (in thousands):

	Three Months Ended June 30, 2021
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Corporate headquarters relocation expense	Non-GAAP
Revenue	$285,580	$—	$—	$—	$—	$285,580

Costs and expenses:
Cost of revenue	255,188	(51)	—	—	—	255,137
Technology and development	8,025	(92)	—	—	—	7,933
Sales and marketing	17,895	(216)	—	—	—	17,679
General and administrative	15,786	(990)	(370)	(1,116)	—	13,310
Depreciation and amortization	13,482	—	—	—	—	13,482
Total costs and expenses:	310,376	(1,349)	(370)	(1,116)	—	307,541

Loss from operations	(24,796)	1,349	370	1,116	—	(21,961)

Other (expense) income
Interest income	6	—	—	—	—	6
Interest expense	(4,164)	—	—	—	—	(4,164)
Total other expense	(4,158)	$—	$—	$—	$—	(4,158)

Net loss	$(28,954)					(26,119)

Add back (deduct)
Depreciation and amortization						13,482
Interest income						(6)
Interest expense						4,164
Adjusted EBITDA						$(8,479)

	Three Months Ended June 30, 2020
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	COVID-19 response initiatives	Cares Act grant recognition	Corporate headquarters relocation expense	Non-GAAP
Revenue	$134,331	$—	$—	$—	$—	$—	$—	$134,331

Costs and expenses:
Cost of revenue	127,336	(59)	—	—	(279)	—	—	126,998
Technology and development	4,449	(106)	—	—	—	—	—	4,343
Sales and marketing	11,587	(276)	—	—	—	—	—	11,311
General and administrative	10,277	(331)	(44)	(1,127)	(171)	—	(894)	7,710
Depreciation and amortization	15,273	—	—	—	—	—	—	15,273
CARES Act grant	(13,277)	—	—	—	—	13,277	—	—
Total costs and expenses:	155,645	(772)	(44)	(1,127)	(450)	13,277	(894)	165,635

Loss from operations	(21,314)	772	44	1,127	450	(13,277)	894	(31,304)

Other (expense) income
Interest income	50	—	—	—	—	—	—	50
Interest expense	(6,102)	—	—	—	—	—	—	(6,102)
Total other expense	(6,052)	$—	$—	$—	$—	$—	$—	(6,052)

Net loss	$(27,366)							(37,356)

Add back (deduct)
Depreciation and amortization								15,273
Interest income								(50)
Interest expense								6,102
Adjusted EBITDA								$(16,031)

	Six Months Ended June 30, 2021
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Corporate headquarters relocation expense	Non-GAAP
Revenue	$547,237	$—	$—	$—	$—	$547,237

Costs and expenses:
Cost of revenue	489,695	(100)	—	(1,011)	—	488,584
Technology and development	15,049	(187)	—	—	—	14,862
Sales and marketing	33,689	(452)	—	—	—	33,237
General and administrative	33,955	(2,023)	(843)	(3,363)	(31)	27,695
Depreciation and amortization	27,313	—	—	—	—	27,313
Total costs and expenses:	599,701	(2,762)	(843)	(4,374)	(31)	591,691

Loss from operations	(52,464)	2,762	843	4,374	31	(44,454)

Other (expense) income
Interest income	18	—	—	—	—	18
Interest expense	(8,721)	—	—	—	—	(8,721)
Total other expense	(8,703)	$—	$—	$—	$—	(8,703)

Net loss	$(61,167)					(53,157)

Add back (deduct)
Depreciation and amortization						27,313
Interest income						(18)
Interest expense						8,721
Adjusted EBITDA						$(17,141)

	Six Months Ended June 30, 2020
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	COVID-19 response initiatives	Cares Act grant recognition	Corporate headquarters relocation expense	Non-GAAP
Revenue	$290,427	$—	$—	$—	$—	$—	$—	$290,427

Costs and expenses:
Cost of revenue	275,294	(117)	—	—	(279)	—	—	274,898
Technology and development	9,301	(213)	—	—	—	—	—	9,088
Sales and marketing	25,238	(553)	—	—	—	—	—	24,685
General and administrative	24,196	(473)	(202)	(7,318)	(171)	—	(1,191)	14,841
Depreciation and amortization	29,467	—	—	—	—	—	—	29,467
CARES Act grant	(13,277)	—	—	—	—	13,277	—	—
Total costs and expenses:	350,219	(1,356)	(202)	(7,318)	(450)	13,277	(1,191)	352,979

Loss from operations	(59,792)	1,356	202	7,318	450	(13,277)	1,191	(62,552)

Other (expense) income
Interest income	467	—	—	—	—	—	—	467
Interest expense	(12,512)	—	—	—	—	—	—	(12,512)
Total other expense	(12,045)	$—	$—	$—	$—	$—	$—	(12,045)

Net loss	$(71,837)							(74,597)

Add back (deduct)
Depreciation and amortization								29,467
Interest income								(467)
Interest expense								12,512
Adjusted EBITDA								$(33,085)
Contribution and Contribution Margin
The following table reconciles Contribution to gross profit (loss), which is the most directly comparable GAAP measure (in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$285,580	$134,331	$547,237	$290,427
Less: Cost of revenue	(255,188)	(127,336)	(489,695)	(275,294)
Less: Depreciation and amortization	(13,482)	(15,273)	(27,313)	(29,467)
Gross profit (loss)	$16,910	$(8,278)	$30,229	$(14,334)
Gross margin	5.9%	(6.2)%	5.5%	(4.9)%
Add back:
Depreciation and amortization	13,482	15,273	27,313	29,467
Contribution	$30,392	$6,995	$57,542	$15,133
Contribution margin	10.6%	5.2%	10.5%	5.2%

Supplemental Revenue Information

(in thousands, except percentages)	Three Months Ended June 30,		Change in
	2021	2020	$	%
Flight	$212,660	$83,655	$129,005	154%
Membership	16,188	13,123	3,065	23%
Aircraft management	49,955	34,226	15,729	46%
Other	6,777	3,327	3,450	104%
Total	$285,580	$134,331	$151,249	113%

(in thousands, except percentages)	Six Months Ended June 30,		Change in
	2021	2020	$	%
Flight	$403,134	$203,291	$199,843	98%
Membership	31,162	26,442	4,720	18%
Aircraft management	100,835	55,014	45,821	83%
Other	12,106	5,680	6,426	113%
Total	$547,237	$290,427	$256,810	88%